UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2004

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Item 1.01          Entry into a Material Definitive Agreement.

           On December 23, 2004, Quantum Corporation (the “Company”) entered into a Mutual General Release and Global Settlement Agreement (the “Settlement Agreement”) with Maxtor Corporation, the corporation to which the Company sold its former hard disk drive business on March 30, 2001 (“Maxtor”).  Under the Settlement Agreement, among other things, the parties, (a) settled, released and discharged each other from liability with respect to certain currently outstanding claims that the parties have against each other, and which the parties may have against each other in the future, arising out of or related to the disposition of the hard disk drive business to Maxtor, including claims related to the Tax Sharing and Indemnity Agreement by and among Quantum, Maxtor and Insula Corporation, dated April 2, 2001 (the “Tax Sharing Agreement”), which agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference, (b) agreed that Quantum would be entitled to any refunds and be responsible for any deficiency with respect to the resolution of the Internal Revenue Service’s audits of Quantum for the fiscal years ending March 31, 1997 through and including March 31, 1999, (c) agreed upon Quantum’s and Maxtor’s joint control of and equal payment of fees and costs associated with the Internal Revenue Service’s audit of the Company for the fiscal years ending March 31, 2000 through and including March 31, 2002, and (d) amended certain provisions of the Tax Sharing Agreement as further described below.  A description of the Company’s disputes with Maxtor being addressed by the Settlement Agreement was provided on page 43 of “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors” in the Company’s Form 10-Q for the period ended September 26, 2004, filed on November 3, 2004.

           The Settlement Agreement will result in no charge to Quantum’s earnings for the quarter ending December 26, 2004.  However, Quantum will be reviewing whether this settlement will result in any reduction to tax reserves.

           The Settlement Agreement amended the Tax Sharing Agreement in the following respects material to the Company:

           1.  Section 1 of the Tax Sharing Agreement provided for the sharing of the tax liabilities of the hard disk drive business acquired by Maxtor and the business retained by the Company for periods prior to April 2, 2001.  The Company and Maxtor have disputed the operation of this section.  Under the Settlement Agreement all claims arising under this section are released and the section is terminated in its entirety.

           2.  Section 3(a) of the Tax Sharing Agreement provided for Maxtor’s indemnity of the Company for various taxes attributable to periods prior to April 2, 2001.  Under the Tax Sharing Agreement, this indemnity obligation was limited to the sum of $142,000,000 plus 50% of the excess over $142,000,000.  Under the Settlement Agreement, Maxtor’s remaining tax indemnity liability under section 3(a) for all tax claims is limited to $8,760,000 (except that the amount may be increased in circumstances considered remote that relate to the IRS audit of the Company for the fiscal years ending March 31, 1997 through and including March 31, 1999).

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           The Tax Sharing Agreement is filed with this Form 8-K as an exhibit.  The Company intends to file the Settlement Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended December 26, 2004.

Item 9.01          Financial Statements and Exhibits.

           (c)      Exhibits

          10.1     Tax Sharing and Indemnity Agreement by and among Quantum Corporation, Maxtor Corporation and Insula Corporation, dated April 2, 2001.

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SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    December 29, 2004

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Index to Exhibits

Exhibit	Description
10.1	Tax Sharing and Indemnity Agreement by and among Quantum Corporation, Maxtor Corporation and Insula Corporation, dated April 2, 2001.

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Exhibit 10.1

Tax Sharing and Indemnity Agreement

           This Tax Sharing and Indemnity Agreement, dated April 2, 2001, is by and between Quantum Corporation (“Quantum”), a Delaware corporation, Insula Corporation, a Delaware corporation, (“Spinco”), and Maxtor Corporation (“Maxtor”), a Delaware corporation.

Recitals

           A.  Quantum is the common parent of an affiliated group of corporations (the “Quantum Group”).

           B.  The businesses of Quantum and other members of the Quantum Group involve two product lines: hard disk drives and DLTape and storage systems.  (The businesses related to these product lines are referred to as the “HDD Business” and the “DSS Business.”)

           C.  In August 1999, Quantum recapitalized its stock into two classes of tracking stock, the “HDD Stock” and the “DSS Stock” (the “Recapitalization”).  Each class tracks the results of one of the businesses of the Quantum Group.

           D.  Quantum prepares separate financial statements for each of its two lines of business.  For this purpose, each line of business is allocated a share of the group’s aggregate tax liability.  This allocation is made as though each business were conducted by a separate subsidiary, using the allocation method described in section 1.1502-32(b)(3)(iv)(D) of the Treasury regulations.  Thus, each line of business is allocated the amount of tax that it would have paid if it had been a separate and independent corporation.  To the extent that the tax liability attributable to one business is reduced by losses, credits or other tax attributes of the other business, the first business must pay the second business for the use of those tax attributes.

           E.  Maxtor is also engaged in the disk drive business.

           F.  Quantum and Maxtor would like to combine their disk drive businesses, without including Quantum’s DSS Business in the combined entity.

           G.  To accomplish their objectives, the parties agreed to a plan of reorganization reflected in an Amended and Restated Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of October 3, 2000, by and among Quantum, Spinco, Maxtor and Hawaii Acquisition Corporation, a wholly-owned subsidiary of Maxtor.  As part of the plan, Quantum is transferring to Spinco all of the assets of its HDD Business in exchange for all of the stock of Spinco.  Quantum will distribute the Spinco stock pro rata to the holders of HDD Stock in redemption of their HDD Stock (the “Distribution”).  Spinco will then merge with and into Maxtor (the “Merger”).

           H.  Quantum and Spinco would like to allocate responsibilities for certain tax matters.  In particular, the parties would like to provide for (1) payments, as appropriate, to reflect differences between estimates of tax liability for periods beginning before the date of the Distribution (the “Distribution Date”) and the liability shown on the tax returns filed for those periods, (2) the retention, maintenance and provision of access to all records necessary to prepare and file appropriate tax returns, and (3) indemnity for certain tax obligations.

           I.  In the Merger, Maxtor will assume the obligations of Spinco and succeed to Spinco’s rights under this Agreement.  Maxtor acknowledges its assumption of these obligations and its succession to Spinco’s rights under this Agreement as a result of the Merger.

Agreement

           To accomplish the purposes described above, Quantum, Spinco and Maxtor agree as follows:

            1.  Settlement of Tax Liability for Pre-Distribution Taxable Years.  Within 30 days after filing a tax return for any taxable period beginning before the date of the Distribution Date, Quantum shall allocate the tax liability for the period covered by the return between the HDD Business and the DSS Business and notify Spinco of the allocation.  Quantum shall make this allocation in a manner consistent with its prior practice, using the method described in section 1.1502-32(b)(3)(iv)(D) of the Treasury regulations and treating the HDD Business and the DSS Business as though they had been conducted by separate members of the Quantum Group.  Quantum shall pay Spinco, or Spinco shall pay Quantum, as appropriate, to reflect the differences between the allocation of the liability shown on the tax return and the allocation of estimated liability used for purposes of determining prior payments between the two businesses.  For purposes of this Agreement, references to Spinco shall, when appropriate, be construed as references to Maxtor, as successor to Spinco.

           2.  Retention of and Access to Records; Cooperation and Assistance.

           (a)  Retention of and Access to Records.  Quantum and Spinco shall retain all tax returns for periods beginning before the Distribution Date, together with all related reports, work papers, schedules or other documents or computer files, and, subject to the confidentiality provisions of Section 5, shall make these documents or files available to the other upon request.  Neither Quantum nor Spinco shall dispose of any of these documents or files without the other’s permission.

           (b)  Cooperation and Assistance.  Subject to the confidentiality provisions of Section 5, Quantum and Spinco shall provide each other with such cooperation, assistance, and information as either of them may reasonably request of the other with respect to the filing with any taxing authority of any tax return, amended return, claim for refund, or other document.

           3.  Indemnity Obligations of Spinco

           (a)  Certain Pre-Distribution Tax Liabilities.   Subject to the limitation provided by Section 3(b), Spinco shall indemnify Quantum and its affiliates and hold them harmless from and against any taxes, and related interest and penalties, imposed on Quantum or any affiliate attributable to

                (i) the conduct of the DSS business before the Recapitalization; or

                (ii) the conduct of the HDD business before the Distribution.

For purposes of this Section 3(a), taxes shall be allocated between the DSS Business and the HDD Business as described in Section 1.  Taxes attributable to a taxable year that includes the date of the Recapitalization shall be allocated between the pre- and post-Recapitalization periods within that year based on the period to which the tax relates, if the tax can be specifically related to either period, or on a pro rata basis, if the tax cannot be specifically related to either period.

           (b)  Limitation on Indemnity for Pre-Distribution Tax Liabilities.  To the extent the cumulative amounts described in Section 3(a), exclusive of any gross-up provided pursuant to Section 4, exceed $142 million, Spinco’s indemnity obligation shall be limited to 50 percent of such excess.

           (c)  Tax Liabilities Resulting from Restructuring. Spinco shall indemnify Quantum and its affiliates and hold them harmless from and against any taxes, and related interest and penalties, imposed on Quantum or any affiliate that are attributable to transactions undertaken to separate Quantum’s HDD Business from its DSS Business, including the transaction in which Quantum Peripherals (Europe) S.A. transfers assets related to the HDD Business to QPE-Controlled, which will be tax-free under Swiss law, subject to requirements regarding the conduct of business and continuing stock ownership after the transaction.  The indemnity provided by this Section 3(c) shall apply to taxes, and related interest and penalties, on separation transactions regardless of whether the action causing the tax occurs before or after the Distribution, but shall not apply to the extent that any taxes, interest, or penalties result from actions taken by Quantum or a subsidiary after the Distribution.

           (d)  Tax Liabilities Resulting from Distribution.  Spinco shall indemnify Quantum and hold it harmless from and against any taxes, and related interest and penalties, imposed on Quantum as a result of the Distribution, except to the extent that such taxes, and related interest and penalties, result from one or more acquisitions of Quantum stock after the Distribution or actions taken by Quantum after the Distribution.

           (e)  Timing of Indemnity Payments; Insurance; Tax Controversies.

                (i)  Timing of Indemnity Payments.  Any indemnity payments required by this Section 3 shall be made within 10 days after a final determination of an indemnified tax liability.  For this purpose, an agreement between the corporation liable for an asserted tax deficiency and the relevant tax authority to settle the claimed deficiency shall constitute a final determination.

                (ii)  Insurance.  Maxtor, as successor to Spinco, shall control submission of claims, correspondence and resolution of disputes (“Claims Control”) with insurance providers relating to all insurance policies covering tax liabilities described in Section 3(d) (“Tax Insurance’).  Quantum shall cooperate with Maxtor with respect to Claims Control matters.  If Maxtor fails to timely make an indemnity payment to Quantum required under Section 3(d), Quantum shall assume Claims Control; provided, however, that Maxtor shall reassume

Claims Control if Maxtor subsequently tenders full payment to Quantum of all outstanding indemnity obligations under Section 3(d).  If Quantum receives Tax Insurance proceeds in reimbursement of any liability for which Quantum was previously indemnified by Maxtor, Quantum shall promptly remit those proceeds to Maxtor.

                (iii)  Control of Contests of Indemnified Tax Liabilities.

                     (A)  Quantum shall notify Maxtor of the commencement of any audits of income tax returns filed by Quantum or an affiliate with the Internal Revenue Service, the state of California, Colorado or Massachusetts, or any foreign taxing authority, in any case for a taxable period beginning before the Distribution Date.

                     (B)  If, with respect to any taxable period and any type of tax liability, Quantum or an affiliate of Quantum receives from a taxing authority any request for information, letters, forms or schedules (“Audit Correspondence”) that could reasonably relate to issues that, if resolved unfavorably to the taxpayer, would give rise to an indemnifiable tax liability, Quantum shall timely provide Maxtor with a copy of the Audit Correspondence and shall consult with Maxtor regarding the response to the Audit Correspondence.

                     (C)  If any audit results in a claimed tax deficiency that would be subject to indemnity by Maxtor, as successor to Spinco, in whole or in part, Maxtor shall have the right to control the contest of that portion of the claimed deficiency that would be subject to indemnity, including the right to decide whether to settle that portion of the controversy.  If Maxtor assumes control of all or part of a contest, (1) Quantum shall execute any powers of attorney or other documents necessary to enable Maxtor to participate in the contest, (2) Maxtor shall pay the costs it incurs in participating in the contest, (3) Maxtor shall consult with Quantum and not unreasonably reject Quantum’s advice regarding the handling of that portion of the contest controlled by Maxtor, and (4) Quantum shall not deny any request by the applicable taxing authority to extend the statute of limitations if, in Quantum’s reasonable judgment, the denial would materially prejudice Maxtor’s ability to defend the claim subject to indemnity.

           4.  Gross-Up for Taxes on Required Payments.  If the receipt or accrual of any payment required by this Agreement is subject to any tax, the payor shall pay an additional amount so that the total amount received by the payee, net of any applicable taxes, equals the amount of the required payment.  If a reasonable basis exists to treat a payment as not to subject to tax, no gross-up shall be required under this Section 4 unless the payment is finally determined to be subject to tax.

           5.  Confidentiality of Documents and Information.  Any documents or information provided pursuant to this Agreement in connection with a tax contest or filing with a tax authority shall be provided or disclosed by the recipient only to those of its employees responsible for the tax contest or filing or to attorneys or accountants advising the recipient on these matters.  Any wider dissemination of these documents or this information shall be allowed only if required by law or authorized by the party providing the documents or information.

           6.  Dispute Resolution.

           (a)  If a dispute, controversy or claim (“Dispute”) arises between Quantum and Spinco relating to the interpretation or performance of this Agreement, or the grounds for the termination hereof, appropriate senior executives (e.g. director or V.P. level) of each party who shall have the authority to resolve the matter shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies.  Discussions and correspondence relating to attempts to resolve the Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible.  If the senior executives are unable to resolve the Dispute within thirty (30) days from the date of their initial meeting (the “Dispute Resolution Commencement Date”), and either party wishes to pursue its rights relating to the Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation.  Neither party shall unreasonably withhold consent to the selection of a mediator or the location of the mediation.  Quantum and Spinco shall share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorney’s fees, witness fees, travel expenses, and preparation costs.  The parties may also agree to replace mediation with some other form of non-binding or binding ADR.

           (b)  Any Dispute that the parties cannot resolve through mediation within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association (“AAA”), by three (3) arbitrators in Santa Clara County, California.  These arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the AAA rules.  The parties shall instruct the arbitrators to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration.  The prevailing party in the arbitration shall be entitled to expenses, including costs and attorneys’ and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation).  The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction.  The use of any ADR procedures shall not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

           (c)  Any Dispute regarding the following matters is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; any claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others.  However, the parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while the court action is pending.

           (d)  Unless otherwise agreed in writing, the parties shall continue to honor all commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 6 with respect to all matters not subject to such dispute, controversy, or claim.

           7.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

           8.  Governing Law.  This Agreement shall be construed in accordance with, and all Disputes hereunder shall be governed by, the laws of the State of California, excluding its conflict of law rules.  The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Section 6.

           9.  Notices.  Notices, demands, offers, requests or other communications required or permitted to be given pursuant to the terms of this Agreement shall be given in writing to the following addresses:

           if to Quantum:

Quantum Corporation
500 McCarthy Blvd.
Milpitas, California 95035
Attention: General Counsel
Fax: (408) 894-3218

            with a copy to:

Ronald Roth, Esq., Michael Kennedy, Esq.
Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Fax: 650-493-6811

           if to Maxtor:

Maxtor Corporation
510 Cottonwood Drive
Milpitas, CA 95035
Attention: General Counsel
Fax: (408) 432-4158

           with a copy to:

Gray Cary Ware & Friedenrich LLP
400 Hamilton Avenue
Palo Alto, CA 94301
Attention: Diane H. Frankle, Esq.
Henry Lesser, Esq.
Fax: (650) 833-3699

Or to such other address as the party to whom notice is given may have previously furnished to the others in writing as provided herein.  Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested.  All other notices may also be sent by fax, confirmed by first class mail.  All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

           10.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

           11.  Binding Effect; Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.  Quantum may not assign this Agreement, or any rights or obligations hereunder, without the prior written consent of Spinco and Maxtor, and neither Maxtor nor Spinco may assign this Agreement or any rights or obligations hereunder, without the prior written consent of Quantum, and any such assignment shall be void.

           12.  Severability.   If any term or any other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Quantum, on the one hand, or Spinco and Maxtor, on the other.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

           13.  Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

           14.  Amendment.  No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

           15.  Authority.  Each of the parties hereto represents that (a) it has the corporate or other requisite power and authority to execute, deliver, and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

            16.  Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

             17.  Certain Compensation Deductions.  For purposes of sections 162 and 83(h) of the Internal Revenue Code, Maxtor shall not claim deductions with respect to (i) the exercise of vested options to acquire DSS Stock by former Quantum employees or (ii) the exercise by former Quantum employees of options to acquire stock of Maxtor (where such options were received in exchange for options to acquire HDD Stock) to the extent such options were vested as of the date of the Merger.

           IN WITNESS WHEREOF, the parties have caused this Tax Sharing and Indemnity Agreement to be duly executed as of the date first set forth above.

QUANTUM CORPORATION		INSULA CORPORATION
By:	/s/ Michael Brown	By:	/s/ Shawn Hall
Name:	Michael Brown	Name:	Shawn Hall
Title	Chairman and CEO	Title	Secretary

MAXTOR CORPORATION
By:	/s/ Glenn H. Stevens
Name:	Glenn H. Stevens
Title	Vice-President, General Counsel and Secretary